Exhibit 10.20

Execution Copy

MANAGEMENT SERVICES AGREEMENT

          This MANAGEMENT SERVICES AGREEMENT (this “Agreement”) is made as of August 1, 2006, by and among Mobile Services Group, Inc., a Delaware corporation (“MSG”), MSG WC Holdings Corp., a Delaware corporation (“Holdings”, and together with MSG, the “Company”), and WCAS Management Corporation, a Delaware corporation (“WCAS”).

          WHEREAS, the Company from time to time desires to retain and avail itself of WCAS, and WCAS desires to perform for the Company and certain of its Affiliates certain services.

          WHEREAS, WCAS, by and through its officers, employees, agents and Affiliates, has developed, in connection with the conduct of its businesses and affairs, expertise in the fields of management, finance and strategic planning.

          WHEREAS, in connection with the merger of MSG WC Acquisition Corp., a Delaware corporation (“Merger Sub”), with and into MSG pursuant to the Agreement and Plan of Merger dated as of May 24, 2006 and as amended from time to time, among Holdings, Merger Sub and MSG (the “Merger Agreement”), Affiliates of WCAS have purchased shares of Common Stock (the “Stock Purchase”).

          NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties do hereby agree as follows:

          1. Definitions.

          “Affiliate” means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

          “Common Stock” means Holding’s common stock, $0.01 par value per share.

          “Independent Third Party” means any Person who, immediately prior to the contemplated transaction, (i) does not own in excess of five percent (5%) of the Common Stock on a fully-diluted basis (any Person owning in excess of five percent (5%) of the Common Stock on a fully-diluted basis being referred to herein as a “5% Owner”), (ii) is not an Affiliate of any such 5% Owner, and (iii) is not the spouse or descendent (by birth or adoption) of any such 5% Owner or a trust for the benefit of such 5% Owner and/or such other Persons.

          “Out-of-Pocket Expenses” of any Person means the amounts paid by or on behalf of such Person in connection with the services contemplated hereby, including (but not limited to) (i) reasonable fees and disbursements of any independent professionals and organizations, including independent auditors and outside legal counsel, investment bankers or other financial advisors or consultants, (ii) reasonable costs of any outside services or independent contractors, such as financial printers, couriers, business publications or similar services, (iii) reasonable transportation, per diem, telephone calls, word processing expenses or any similar expense not associated with its ordinary operations, (iv) bank ticking or other fees in connection with any proposed financing for MSG, Holdings and/or any of their respective subsidiaries, if any and (v) as applicable, other reasonable and customary expenses associated with providing advisory services to the Company.

          “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

          “Sale of the Company” means the sale of Holdings and its subsidiaries including in one transaction or a series of related transactions, to an Independent Third Party or group of Independent Third Parties pursuant to which such party or parties acquire (i) equity securities of Holdings constituting a majority of Holdings’ outstanding shares of voting securities (whether by merger, consolidation, sale or transfer of any or all of Holdings’ outstanding capital stock) or (ii) all or substantially all of the assets of Holdings and its subsidiaries determined on a consolidated basis.

          2. Term. The term (the “Term”) for the provision of the services under this Agreement shall commence on the date hereof and shall remain in effect unless and until (i) the Company and WCAS terminate this Agreement by mutual written agreement, or (ii) the consummation of a Sale of the Company.

          3. Appointment. The Company hereby retains WCAS to render management and consulting services to the Company (or to such subsidiaries of Holdings or MSG as the Company may request) during the Term.

          4. Services. WCAS, by and through its officers, employees, agents and Affiliates, as WCAS shall designate from time to time, in its sole discretion, agrees to perform or cause to be performed such management and consulting services (including, but not limited, to management, finance, marketing and strategic planning) for the Company and certain of its Affiliates as mutually agreed upon by and between WCAS and a majority of Holdings’ board of directors (the “Board”). In addition, WCAS intends to provide certain services and assistance to the Company, and to provide the Company with certain resources available to WCAS in order to enhance the value of the Company as mutually agreed upon by and between WCAS and a majority of the Board; provided, that the provision of such resources does not compromise WCAS or impair its ability to conduct its business, as determined in its sole discretion. WCAS shall not have any obligation to the Company as to the method and time of rendering the aforementioned services, and the Company shall not have any right to dictate or direct the details of the performance of such services. This Agreement shall in no way prohibit WCAS or any of its Affiliates or employees from engaging in other activities, whether or not competitive with the business of the Company.

          5. Power of WCAS. So that it may properly perform its duties hereunder, WCAS shall, subject to Section 7 hereof, have the authority and power to do all things necessary and proper to carry out the duties set forth in Section 4 hereof.

          6. WCAS Services Fees.

                    (a) If invoiced by WCAS at any time prior to or within 30 days after the due date during the Term, Holdings (or its designee) shall pay to WCAS a services fee (the “Services Fee”) equal to $800,000 per annum. The Services Fee shall be payable quarterly in advance as of each January 1, April 1, July 1 and October 1, beginning with the quarter ended December 31, 2006 (which shall be payable on October 1, 2006). To the extent that Holdings is restricted from paying the Services Fee under the terms of Holdings’ or MSG’s senior credit facility, any portion of the Services Fee not so paid shall be payable at the time at which such limitations cease to exist. The Company also agrees to reimburse WCAS for all of its Out-of-Pocket Expenses incurred by or on behalf of WCAS in connection with its provision of services to the Company hereunder.

                    (b) During the Term, WCAS shall be entitled to receive from Holdings (or its designee) a transaction fee in connection with the consummation by the Company or any of its subsidiaries of (a) each material acquisition of an additional business, (b) each material divestiture (including, for the avoidance of doubt, the Sale of the Company) and (c) each material financing or refinancing, in each case, in an amount equal to not less than one percent (1%) of the aggregate value of such transaction (each such payment, a “Transaction Fee”) plus all Out-of-Pocket Expenses of WCAS or any of its Affiliates (other than the Company) in connection with any such transaction. Nothing in this Section 6(b) shall limit the right of WCAS or any of its Affiliates to collect fees (including fees for additional capital provided by WCAS or any of its Affiliates to the Company) in addition to the Transaction Fee in connection with any transaction of the type contemplated by this Section 6(b).

          7. Independent Contractor. Nothing herein shall be construed to create a joint venture or partnership between the parties hereto or an employee/employer relationship. WCAS and the Company agree that WCAS shall perform its services hereunder as an independent contractor, retaining control over and responsibility for its own operations and employees.

          8. Liability. Neither WCAS nor any of its Affiliates, members, employees or agents shall be liable to the Company or its subsidiaries or Affiliates for any loss, liability, damage or expense arising out of or in connection with the performance of services contemplated by this Agreement, except as a direct result of WCAS’ willful misconduct or act of fraud (in which case only the party responsible for such willful misconduct or act of fraud may be liable).

          9. Indemnity. The Company shall defend, indemnify and hold harmless WCAS, its Affiliates and their respective, members, employees, agents, directors, officers and controlling persons (collectively, the “Indemnified Parties”) from and against any and all loss, liability, damage or expense (including the fees and expenses of counsel and other litigation costs and the cost of my preparation or investigation), joint or several, arising from any claim (a “Claim”) by any Person with respect to, or in any way related to, the services (including, without limitation, the engagement of WCAS pursuant to this Agreement and the performance by WCAS of services pursuant to this Agreement) contemplated by this Agreement resulting from any act or omission by the Indemnified Parties. The Company shall defend at its own cost and expense any and all suits or actions (just or unjust) which may be brought against the Company and/or its Affiliates and the Indemnified Parties. The Company shall defend at its own cost and expense any and all suits or actions (just or unjust) which may be brought in which the Indemnified Parties may be impleaded with others upon any Claim upon any matter, directly or indirectly, related to or arising out of the Agreement or the performance hereof by the Indemnified Parties, except, that to the extent any such damage shall be proven to be the direct result of willful misconduct or act of fraud by any of the Indemnified Parties, then the Company shall not be obligated to provide any indemnity with respect thereto. The foregoing provisions shall survive the termination of this Agreement.

          10. Representations and Warranties. The Company represents and warrants to WCAS that: (i) the Company has taken all action necessary to permit it to execute and deliver this Agreement and the other documents and instruments to be executed by it pursuant hereto and to carry out the terms hereof and thereof; (ii) this Agreement and each such other document and instrument, when duly executed and delivered by the Company, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws of general application related to the enforcement of creditor’s rights generally, and (B) general principles of equity, and (iii) the Company is not required to obtain any order, consent, approval or authorization of, or to make any declaration or filing with, any third party or governmental authority in connection with the execution and delivery of this Agreement and the other documents and instruments to be executed by it pursuant hereto or the consummation of the transactions contemplated hereby and thereby, except for such order, consent, approval, authorization, declaration or filing as which has been or will be obtained or made prior to the date hereof.

          11. Expenses and Closing Fee. Holdings (or its designee) shall pay to WCAS on the Closing Date (as defined in the Merger Agreement), a financing fee in the amount of $6,000,000. In addition, Holdings (or its designee) shall pay, and hold WCAS and its Affiliates harmless against, any liability for the payment of (i) the fees and expenses of their counsel arising in connection with the negotiation and execution of this Agreement and any and all other agreements executed in connection with the Stock Purchase (collectively, the “Transaction Documents”) and the consummation of the transactions contemplated thereby which shall be payable at the closing of the Stock Purchase, (ii) the fees and expenses incurred with respect to any amendments or waivers (whether or not the same become effective) under or in respect of any of the Transaction Documents (including, without limitation, in connection with any proposed merger, sale or recapitalization of Holdings or MSG) or otherwise in connection with any such Person’s assessment of their rights and obligations thereunder, (iii) stamp and other taxes which may be payable in respect of the Stock Purchase or the issuance, delivery or acquisition of any shares of Common Stock, (iv) the fees and expenses incurred with respect to the enforcement of the rights granted under the Transaction Documents and (v) the fees and expenses incurred by each such Person in any filing with any governmental agency with respect to its investment in the Company or in any other filing with any governmental agency with respect to the Company which mentions such Person.

          13. Notices. All notices, requests, consents and other communications provided for herein shall be in writing and shall be (i) delivered in person, (ii) transmitted by telecopy, (iii) sent by first-class, registered or certified mail, postage prepaid, or (iv) sent by reputable overnight courier service, fees prepaid, to the recipient at the address or telecopy number set forth below, or such other address or telecopy number as may hereafter be designated in writing by such recipient. Notices shall be deemed given upon personal delivery, seven (7) days following deposit in the mail as set forth above, upon customary acknowledgment by the receiving telecopier or one (1) day following deposit with a reputable overnight courier service.

To the Company:

c/o Welsh, Carson, Anderson & Stowe
320 Park Avenue
Suite 2500
New York, NY 10022
Facsimile: (212) 893-9575
Attention:	Sanjay Swani
Jonathan M. Rather

and

MSG WC Holding Corp.
c/o Mobile Storage Group, Inc.
7590 North Glenoaks Boulevard, Suite 101
Burbank, California 91504
Facsimile: (818) 253-3154
Attention:	Douglas A. Waugaman
Chrisotpher A. Wilson

With a copy (which shall not constitute notice to the Company) to:
Kirkland & Ellis LLP
153 East 53rd Street
New York, NY 10022
Facsimile: (212) 446-6460
Attention: Michael Movsovich, Esq.

To WCAS:

320 Park Avenue
Suite 2500
New York, NY 10022
Facsimile: (212) 893-9575
Attention:	Sanjay Swani
Jonathan M. Rather

With a copy (which shall not constitute notice to the Company) to:

Kirkland & Ellis LLP
153 East 53rd Street
New York, NY 10022
Facsimile: (212) 446-6460
Attention:	Michael Movsovich, Esq.

          14. Miscellaneous.

                    (a) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of each of WCAS and the Company.

                    (b) Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

                    (c) Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not; provided, that this Agreement shall not be assignable (i) by the Company, except with the written consent of WCAS, or (ii) by WCAS, except to an Affiliate or with the written consent of the Company.

                    (d) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

                    (e) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

                    (f) Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

                    (g) No Third-Party Beneficiaries. Except as set forth in Section 9, this Agreement is for the sole benefit of the parties hereto and their permitted successors and assigns and nothing herein expressed or implied shall give or be construed to give any Person, other than the parties hereto and such permitted successors and assigns, any legal or equitable rights hereunder.

                    (h) Governing Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. In furtherance of the foregoing, the internal law of the State of New York shall control the interpretation and construction of this Agreement, even though under that jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

                    (i) Waiver of Jury Trial. Each of the parties hereto waives any right it may have to trial by jury in respect of any litigation based on, arising out of, under or in connection with this Agreement or any course of conduct, course of dealing, verbal or written statement or action of any party hereto.

                    (j) Jurisdiction. Each of the parties hereto submits to the jurisdiction of any state or federal court sitting in New York, New York, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court and hereby expressly submits to the personal jurisdiction and venue of such court for the purposes hereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each of the parties hereby irrevocably consent to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to its address set forth in Section 12, such service to become effective ten (10) days after such mailing.

                    (k) No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any of the provisions of this Agreement.

                    (l) Obligations of MSG and Holdings. The obligations of MSG and Holdings under this Agreement are joint and several.

*  *  *  *

          IN WITNESS WHEREOF, the parties hereto have executed this Management Services Agreement on the date first written above.

MOBILE SERVICES GROUP, INC.

By:

Name:	Christopher A. Wilson
Title:	Assistant Secretary

MSG WC HOLDINGS CORP.

By:

Name:	Christopher A. Wilson
Title:	Assistant Secretary

WCAS MANAGEMENT CORPORATION

By:

Name:	Sanjay Swani
Title:	Vice President

Signature Page to Management Services Agreement